PRICING SUPPLEMENT NO. 65                                         Rule 424(b)(3)
DATED: August 8, 2001                                         File No. 333-52902
(To Prospectus dated January 11, 2001,
and Prospectus Supplement dated January 11, 2001)

                                 $9,015,893,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $100,000,000  Floating Rate Notes [x]   Book Entry Notes   [x]

Original Issue Date: 8/13/2001  Fixed Rate Notes    [ ]   Certificated Notes [ ]

Maturity Date:  8/12/2002       CUSIP#: 073928UY7

Option to Extend Maturity:      No    [x]
                                Yes   [ ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[ ]  Commercial Paper Rate               Minimum Interest Rate:  N/A

[ ]  Federal Funds Effective Rate

[ x ] Federal Funds Open Rate  +         Interest Reset Date(s):  Daily  ++

[ ]  Treasury Rate                       Interest Reset Period:  Daily

[ ]  LIBOR Reuters                       Interest Payment Date(s):  *

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:  3.91%            Interest Payment Period: Quarterly

Index Maturity:  N/A

Spread (plus or minus):  + 0.16%

+ Rate for Federal Funds as reported on Telerate Page 5 under the heading "Federal Funds/Open".

++ Interest Determination Dates are the same Business Day as the Interest Reset Dates.

*    On the 12th of November, February, May and at Maturity.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.